                                                                    Exhibit 23.2

                         Consent of Arthur Andersen LLP

     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the Form S-2 Registration Statement of our report dated February 21, 2001 included in Chart House Enterprises, Inc.'s Form 10-K for the year ended December 25, 2000 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP

Chicago, Illinois
May 25, 2001